UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): January 21, 2014
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
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Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 21, 2014, American Residential Properties, Inc. (the "Company") issued a press release announcing that the Company’s annual meeting of stockholders will be held at 8:00 a.m. Mountain Standard Time on May 21, 2014 at The Westin Kierland Resort & Spa, 6902 East Greenway Parkway, Scottsdale, Arizona 85254.

Stockholders of record at the close of business on March 25, 2014 will be entitled to notice of, and to vote at, the 2014 Annual Meeting of Stockholders and any adjournment or postponement of the meeting.

Deadline for Rule 14a-8 Stockholder Proposals
Stockholder proposals intended to be presented at the 2014 Annual Meeting must be received by the Secretary of the Company not later than 5:00 p.m. Mountain Standard Time on March 25, 2014 in order to be considered for inclusion in the Company's proxy statement relating to the 2014 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, ("Rule 14a-8 Proposals").

Deadline for Other Stockholder Proposals
Stockholder proposals, other than Rule 14a-8 Proposals, intended to be presented at the 2014 Annual Meeting must be received by the Secretary of the Company not earlier than February 21, 2014 and not later than 5:00 p.m. Mountain Standard Time on March 25, 2014.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 21, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

January 21, 2014	By:	/s/ Shant Koumriqian
Name: Shant Koumriqian
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 21, 2014.